Exhibit 10.44
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDMENT (this “Amendment”), dated as of January 6, 2023, is entered into among WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company (“WIL-Bermuda”), WEATHERFORD INTERNATIONAL, LLC, a Delaware limited liability company (“WIL-Delaware”), WEATHERFORD CANADA LTD., an Alberta corporation (“WIL-Canada” and, together with WIL-Bermuda and WIL-Delaware, the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (“Wells Fargo”).
RECITALS
WHEREAS, the Borrowers, WEATHERFORD INTERNATIONAL PLC, Wells Fargo, and the Lenders party thereto from time to time are party to that certain Amended and Restated Credit Agreement, dated as of October 17, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrowers and the Administrative Agent acting together have identified certain ambiguities and omissions in the Existing Credit Agreement in that, among other things, the definition of “LC Participation Fee Rate” does not unambiguously state the interest rate to be applied in respect of Letters of Credit denominated in an Alternative Currency that is not Euros, Sterling, Swiss Francs, Yen, Australian Dollars or Canadian Dollars; and
WHEREAS, Wells Fargo and the Borrowers have agreed to amend the Credit Agreement pursuant to Section 12.01(d)(i) as hereinafter set forth to address the foregoing.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Defined Terms; Section References. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
2.    Amendments to Existing Credit Agreement.
2.1    The definitions of “Adjusted Eurocurrency Rate,” “Alternative Currency,” “Alternative Currency Equivalent” and “LC Participation Fee Rate” in Section 1.01 of the Existing Credit Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:
“Adjusted Eurocurrency Rate” means, as to any Loan denominated in any applicable Currency not bearing interest based on an RFR or the Base Rate (which, as of the date hereof, shall mean each of the Currencies identified in clause (a) of the definition of “Alternative Currency”, other than Sterling and Swiss Francs) for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurocurrency Rate =	Eurocurrency Rate for such Currency for such Interest Period
1.00-Eurocurrency Reserve Percentage

“Alternative Currency” means each of (a) Euros, Sterling, Swiss Francs, Yen, Australian Dollars and Canadian Dollars, and (b) one or more alternate currencies as requested by any Borrower and (i) to the extent relating to any Loan, agreed to by each of the Lenders, and (ii) to the extent related to any Letter of Credit, agreed to by the applicable Issuing Bank, in each case of clause (i) and (ii), with prior written consent of the Administrative Agent (such approvals and consents under this clause (b) not to be unreasonably withheld)~~; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable Issuing Bank (in either case, in consultation with the Borrowers), as the case may be, using any reasonable method of determination it deems appropriate in its reasonable discretion (and such determination shall be conclusive absent manifest error); provided that, upon the written request of any Borrower, the Administrative Agent or the Applicable Issuing Bank shall notify such Borrower of the sources used to make such determination~~.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable Issuing Bank (with notice thereof to the Administrative Agent), as the case may be, in its sole discretion by reference to the most recent Spot Rate (as determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars~~.~~; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable Issuing Bank (in either case, in consultation with the Borrowers), as the case may be, using any reasonable method of determination it deems appropriate in its reasonable discretion (and such determination shall be conclusive absent manifest error); provided that, upon the written request of any Borrower, the Administrative Agent or the Applicable Issuing Bank shall notify such Borrower of the sources used to make such determination.
“LC Participation Fee Rate” means, for any LC Fee Period, (a) in the case of Letters of Credit denominated in Dollars, Euros, Sterling, Swiss Francs, Yen, Australian Dollars or Canadian Dollars, the interest rate applicable to Loans (if applicable, for a one (1) month Interest Period) denominated in the same Currency ~~as~~, plus the ~~a~~Applicable Margin and (b) in the case of Letters of Credit denominated in any other Alternative Currency, Adjusted Term SOFR for a one-month tenor, plus the Applicable Margin; provided that ~~if~~, for the avoidance of doubt, the interest rate applied to Letters of Credit denominated in Dollars or to any other Letter of Credit of the type specified in clause (b) shall be Adjusted Term SOFR unless the circumstances described in Section 4.06(a) or 4.06(c)(v) have occurred, in which case the LC Participation Fee Rate ~~is being~~shall be calculated by reference to the Base Rate, ~~the LC Participation Fee Rate shall mean the Base Rate~~ plus the Applicable Margin~~.~~, commencing on the first date of such LC Fee Period (if such circumstances arose prior to the start of the applicable LC Fee Period) or the first date of the next succeeding LC Fee Period (if such circumstances arose after the start of such LC Fee Period), until such time as such circumstances no longer exist and/or Adjusted Term SOFR has been replaced as a Benchmark for Dollar-denominated extensions of credit, in each case in accordance with Section 4.06.
2.2    Section 1.03 of the Existing Credit Agreement is hereby amended by deleting “and” at the end of clause (a)(x) thereof, replacing the period at the end of clause (xi) thereof with “; and” and inserting the following new clause (a)(xii):
(xii)    any reference to “Loans” in any interest rate definition or other related definitions (including the definitions of “Eurocurrency”, “Term SOFR”, “Eurocurrency Rate Loan” and “Term SOFR Loan”) shall be deemed to include Letters of Credit for purposes of calculating the LC Participation Fee Rate and making any other determination with respect to the interest rate and/or Applicable Margin to be applied in respect of LC Participation Fees.
2.3    Section 7.07(b) of the Existing Credit Agreement is hereby amended to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

(b)    Neither any Obligor nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U. No part of the proceeds of any Loans or Letters of Credit issued hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X.
3.    Payment of Expenses. The Borrowers agree to reimburse Wells Fargo for all reasonable and documented out-of-pocket fees, charges and disbursements of Wells Fargo in connection with the preparation, execution and delivery of this Amendment, including all reasonable and documented or invoiced fees, charges and disbursements of counsel to Wells Fargo, in accordance with Section 12.03 of the Credit Agreement.
4.    Representations and Warranties. Each of the Borrowers represents and warrants to Wells Fargo that, as of the date hereof, this Amendment constitutes the legal, valid and binding obligation of each of the Borrowers, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, rescue process or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.
5.     Reaffirmation; Reference to and Effect on the Loan Documents.

(a)From and after the date hereof, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Amendment. This Amendment is a Loan Document.
(b)The Loan Documents, and the obligations of the Borrowers and the Obligors under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
(c)Each of the Borrowers, on their own behalf and on behalf of each other Obligor that is a Subsidiary thereof, (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents to which it is a party, (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Collateral Documents to which it is a party continue to be in full force and effect and are not impaired or adversely affected by this Amendment, (v) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Secured Obligations and (vi) acknowledges that all Liens granted (or purported to be granted) by it pursuant to the Loan Documents remain and continue in full force and effect in respect of, and to secure, the Secured Obligations.
(d)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Wells Fargo under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(e)In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
6.    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.

(a)    This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.

(b)    EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 12.16 WAIVER OF JURY TRIAL OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.
7.    Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the parties hereto. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
8.     Execution in Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall be effective upon receipt by Wells Fargo of counterparts hereof from each of the Borrowers. This Amendment, the Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to Wells Fargo or the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or electronic transmission (in .pdf format) shall be effective for all purposes as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
WIL-BERMUDA:
WEATHERFORD INTERNATIONAL LTD.,
a Bermuda exempted company
By: /s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President and Assistant Secretary
WIL-DELAWARE:
WEATHERFORD INTERNATIONAL, LLC,
a Delaware limited liability company
By: /s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President and Secretary
WIL-CANADA:
WEATHERFORD CANADA LTD,
an Alberta corporation
By: /s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Secretary

[Signature Page – Second Amendment to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By: /s/ Michael Janak
Name: Michael Janak
Title: Managing Director

[Signature Page – Second Amendment to Amended and Restated Credit Agreement]